                         PLAN AND AGREEMENT OF MERGER
                         ----------------------------


     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement") is made and entered into as of August 20, 1998 by and among The Metzler Group, Inc., a Delaware corporation ("Metzler"), MGI Acquisition II, L.L.C., an Illinois limited liability company and wholly-owned, direct subsidiary of Metzler ("Acquisition Sub"), Peterson Consulting L.L.C., an Illinois limited liability company doing business as Peterson Worldwide LLC, (the "Company"), and each of the members of the Company's Board of Managers (individually a "Company Manager" and collectively, the "Company Managers"). Metzler, Acquisition Sub, the Company and the Company Managers are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                   RECITALS

     A. The managers of Acquisition Sub and the Company Managers have approved the transactions contemplated hereby and have determined that it is advisable and in their respective best interests to consummate the merger described in
Article 2 hereof (the "Acquisition").

     B. As a result of the Acquisition, Acquisition Sub will be merged with and into the Company, all of the outstanding membership interests of the Company will be converted into common stock of Metzler, and the Company will be the surviving corporation, all on the terms and subject to the conditions set forth in this Agreement.

     C. For Federal income tax purposes, the Parties intend that the Acquisition shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined herein).

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                              1.     DEFINITIONS

     1.1 Definitions. The following terms, when used herein and unless the context clearly requires otherwise, shall have the following meanings:

     "Affiliate" means, with respect to any particular Person, any Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise. Affiliates of Metzler include the Surviving Entity (as defined in Section 2.3(a)).

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code.

     "Adverse Consequences" means all charges and write-offs permitted to be taken for GAAP, Security Interests, and out-of-pocket losses, expenses and fees, (including all attorneys' fees and court costs) relating to complaints, actions, suits, proceedings, hearings, investigations, claims, demands, costs of defense, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, Security Interests, it being understood that Adverse Consequences shall take into account and be net of any insurance recoveries.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission or any successor agency.

     "Confidential Information" means any information concerning the businesses and affairs of a Party other than any such information that (i) is generally available to or known by the public immediately prior to the time of disclosure (except through the actions or inaction of the Person to whom disclosure has been made by or on behalf of such Party) or (ii) has been acquired or developed independent from such Party.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any corporation or other business entity that is included in a controlled group of corporations within which the Company is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with the Company, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Section 414(m) of the Code; or which is required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

     "Escrow Agreement" means that certain Escrow Agreement to be mutually agreed upon by the Parties and the Escrow Agent prior to the Merger Time.

     "Escrow Agent" means the Person acting as the escrow agent under the Escrow Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Company Documents" means, collectively, the Operating Agreement and all agreements between the Company and the Members and all options, warrants, and other agreements or documents relating to the issuance or possible issuance of Membership Interests, each as in existence as of the date hereof.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

     "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

     "IDR" means Insurance Data Resources, Inc., a Florida corporation, and wholly-owned subsidiary of the Company.

     "ILLCA" means the Illinois Limited Liability Company Act, as amended.

     "Indebtedness" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such entity; and in any event, regardless of how classified in accordance with GAAP, shall include (i) all obligations of such Person for borrowed money or obligations of such Person evidenced by notes or similar instruments which have been incurred in consideration for the acquisition of property or assets, (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, and (iv) capitalized lease obligations.

     "Intellectual Property" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by the Company and/or any of its Subsidiaries (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, internet domain names, corporate names (including the names "Peterson Consulting L.L.C., Peterson Worldwide L.L.C." and all derivations thereof) and all applications to register the same (the "Trademarks"); (ii) all issued U.S. and foreign patents and pending patent applications, patent disclosures and improvements thereto (the "Patents"); (iii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "Copyrights"); (iv) all computer software and databases owned or used (excluding software and databases licensed to the Company under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) by the Company or under development for the Company by third parties (the "Software"); (v) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, client and supplier lists and information and other confidential and proprietary information ("Proprietary Rights"); (vi) all licenses and agreements pursuant to which the Company has acquired rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to the Company under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("Licenses-In"); and (vii) all licenses and agreements pursuant to which the Company has licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights ("Licenses-Out").

     "Knowledge" means, (i) in the case of any individual, the actual knowledge of such person, and (ii) in the case of a corporation, limited liability company or other entity, the actual knowledge of the directors and officers (including the Members) or managers of such corporation, limited liability company or other entity, as appropriate.

     "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including without limitation, any liability for Taxes.

     "Material Adverse Effect" means a material adverse effect or impact upon the assets, financial condition, results of operations or business of the Company and its Subsidiaries (taken as a single enterprise), or on the ability of the Parties to consummate the transactions contemplated hereby.

     "Member" means, with respect to the Company, each person who is a "member" thereof within the meaning of the ILLCA.

     "Membership Interest" means the aggregate capital contributions of a Member in the Company at a particular time, and the right of such Member to any and all benefits to which a Member may be entitled pursuant to the Operating Agreement of the Company and under the ILLCA, together with all obligations of such Member to comply with the terms and provisions of the Operating Agreement and the ILLCA. A Membership Interest may be expressed as a percentage, which percentage shall be based on the ratio which a Member's capital contributions bear to the aggregate capital contributions of all Members.

     "Metzler Common" means the Common Stock, par value $0.001 per share, of Metzler.

     "Metzler Common Value" means the average of the closing price of Metzler Common as reported by the Nasdaq National Market for the 3 consecutive trading days selected by Metzler commencing no earlier than August 19, 1998 and ending no later than August 27, 1998 as such three day period is set forth in writing by Metzler and delivered to the Company on the day following the third day of such period.

     "Operating Agreement" means the Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of June 28, 1996 and effective as of January 15, 1997.

     "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries consistent with past custom and practice of the Company and its Subsidiaries, respectively, as the context herein may require (including with respect to quantity and frequency).

     "Person" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

     "Plans" means: (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other severance pay, deferred compensation, excess or supplemental benefit, vacation, stock, stock option, and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, director, officer, member, consultant, or independent contractor of the Company or any ERISA Affiliate of the Company and (a) to which the Company or any ERISA Affiliate of the Company is or within the last six years has been a party or by which any of them is or within the last six years has been bound or
(b) with respect to which the Company or any ERISA Affiliate of the Company has made any payments or contributions since December 31, 1991 or (c) to which the Company or any ERISA Affiliate of the Company may otherwise currently have any liability (including any such plan or arrangement formerly maintained by the Company or any ERISA Affiliate of the Company).

     "Pro Rata Percentage" means, with respect to each Member, the percentage set forth opposite such Member's name on Section 3.1(d) of the Disclosure Schedule.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, security interest, lien or other similar encumbrance or right of any third party.

     "Subsidiary" means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which another Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.

     "Tax" or "Taxes" means any Federal, state, local, or foreign income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Proceeding" means, with respect to Taxes, any proceeding, judicial or administrative, civil or criminal, including, without limitation, any audit or investigation.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Total Transaction Value" means $191,000,000; provided, however, that the Total Transaction Value shall be adjusted as set forth in Section 2.6 herein.

      1.2  Principles of Construction.

           (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following usage apply: (i) unless otherwise provided herein, actions permitted, but not required, under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";
(iii) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement or any of its provisions; (iv) unless otherwise specified, indications of time of day mean Chicago, Illinois time; (v) all references to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits in or to this Agreement unless otherwise specified; (vi) references to a statute shall refer to the statute as amended from time to time and any successor statute, and to all rules and regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (vii) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (viii) "including" means "including, but not limited to"; (ix) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended or otherwise modified from time to time, and any and all extensions, renewals, substitutions or replacements thereof.

      (b) Except as otherwise expressly provided in this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with United States GAAP applied on a consistent basis.

                                2.  THE MERGER
                                    ----------

     In connection with the Acquisition, the respective managers of Acquisition Sub and the Company have, by resolutions duly adopted and approved the following provisions of this Article 2 as the Plan of Reorganization within the meaning of Code Section 368(a)(1)(B) and as a "Plan of Merger" within the meaning of
Section 37-20 of the ILLCA:

     2.1. Articles of Merger. Subject to the provisions of this Agreement, a Plan of Merger as required by Section 37-20 of the ILLCA, together with Articles of Merger signed on behalf of each of Acquisition Sub and the Company, shall be duly prepared, executed and acknowledged by the Company, Acquisition Sub and such other parties as may be appropriate, and thereafter such Articles of Merger shall be delivered to the Secretary of State of the State of Illinois (the "Illinois Department") for filing on the date of Closing (as hereinafter defined). The Acquisition shall become effective for corporate law issues at 5:00 p.m. Chicago time on the date such filings occur (the "Merger Time"). The date on which the Merger Time occurs is referred to herein as the "Merger Date".

     2.2. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, on August 31, 1998, to the extent that the conditions set forth in Sections 4.5 and 4.6 have been satisfied or waived (where permissible), unless another time or place is agreed to by the Parties. The effective date of this transaction will be the date of Closing (the "Effective Date"). At the Closing, the Parties shall make delivery of those materials set forth, respectively, in Sections 4.5 and 4.6 hereof.

     2.3.  Effects of the Merger.

          (a) At the Merger Time, the separate legal existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Company and the Company, as the surviving entity in the Acquisition (the "Surviving Entity"), shall continue its legal existence under the laws of the State of Illinois under the name "Peterson Consulting L.L.C." doing business as "Peterson Worldwide L.L.C."

          (b) At and after the Merger Time, the Acquisition will have the effects set forth in Article 37 of the ILLCA.

     2.4. Articles of Organization and Operating Agreement. The Articles of Organization and the Operating Agreement of Acquisition Sub, in substantially the form set forth as Exhibit A hereto, each as in effect immediately prior to the Merger Time, shall respectively become the Articles of Organization and the Operating Agreement of the Surviving Entity immediately after the Merger Time and shall thereafter continue to be its Articles of Organization and the Operating Agreement until amended as provided therein and under the ILLCA.

     2.5. Directors and Officers. The manager of Acquisition Sub holding office immediately prior to the Merger Time shall be the manager of the Surviving Entity immediately after the Merger Time. Immediately after the Merger Time, the officers of the Surviving Entity shall be the officers of Acquisition Sub holding office immediately prior to the Merger Time and the officers listed on Schedule 2.5 hereto.

     2.6. Conversion of Securities. At the Merger Time, by virtue of the Acquisition and without any action on the part of Acquisition Sub, the Company or the Members, (x) the outstanding interests in equity securities of Acquisition Sub held by Metzler immediately prior to the Merger Time shall be converted into a 100% membership interest in the Company, and (y) the Membership Interest held by the Members immediately prior to the Merger Time shall be converted into shares of Metzler Common based on the Metzler Common Value as set forth on Schedule 2.6 attached hereto; provided, however, that those Members who dissent from the Acquisition shall receive, in lieu of Metzler Common, cash in an amount equal to their Pro Rata Percentage of the Total Transaction Value; and, further, provided, that if as the result of the conversion of any Member's Membership Interests upon consummation of the Acquisition, a fractional interest in a share of Metzler Common would be deliverable under this Section 2.6, in lieu of a fractional share being delivered therefor, such fractional interest shall automatically be converted into the right to receive an amount in cash (without interest) equal to the product of the Metzler Common Value multiplied by the amount of such fractional interest. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder of Metzler in respect of any fractional share. For all purposes of this Agreement (including all computations pursuant to Schedule 2.6, the Total Transaction Value shall be adjusted in accordance with the following provisions:

          (a) Closing Balance Sheet. As soon as practicable but no later than 45 days following the Closing Date, the Company Managers shall deliver to Metzler a balance sheet (the "Closing Balance Sheet") for the Company dated as of the close of business the day prior to the date of Closing (the "Closing Balance Sheet Date"), which Closing Balance Sheet shall be prepared by the Company and reviewed by Crowe Chizek and Company LLP ("Crowe Chizek") and shall set forth the assets and liabilities of the Company as of the close of business on the Closing Balance Sheet Date. The Closing Balance Sheet shall present fairly the financial position of the Company as of the Closing Balance Sheet Date, in accordance with GAAP (the "Interim Financial Statement Standards").

               (i) If Metzler determines to dispute in good faith that the Closing Balance sheet has not been prepared in accordance with the Interim Financial Statement Standards, Metzler shall notify the Member's Representative in writing thereof (the "Metzler Notice") within 14 days after delivery to the Metzler of the Closing Balance Sheet (the "Notice Period"). The Metzler Notice shall set forth in reasonable detail the alleged non-conformance and the amount(s) being disputed. If Metzler does not deliver the Metzler Notice within the Notice Period, the Closing Balance Sheet shall become final and binding upon all parties.

               (ii) If the Metzler Notice is delivered within the Notice Period, the Members' Representative and Metzler shall attempt in good faith to resolve all dispute(s). If Metzler and the Members are unable to resolve any disputed item within 14 days after receipt of the Metzler Notice, such disputed item(s), together with each party's calculation of the Company's Working Capital, Total Assets and Net Members' Capital (in each case, as defined below) as of the Closing Balance Sheet Date, shall be submitted to a nationally recognized "Big Five" accounting firm or its successor (other than the Company's or Metzler's regular auditors or their successors) chosen by lot, which accounting firm shall be instructed to arbitrate such disputed item(s) and determine the Company's Working Capital, Total Assets and Net Members' Capital as of the Closing Balance Sheet Date. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon all parties and adjustment may be entered thereon by any court having jurisdiction over the parties. The costs of such resolution by such accounting firm shall be borne one half by the Members, in proportion to their respective Pro Rata Percentages, on the one hand, and one half by Metzler, on the other hand.

               (A) The term "Working Capital" means the excess of the Company's current assets over its current liabilities as of the Closing Balance Sheet Date, calculated in accordance with the Interim Financial Statement Standards, all as finally determined in accordance with this
          Section 2.6(a).

               (B) The term "Total Assets" means the Company's total assets, calculated in accordance with the Interim Financial Statement Standards, all as finally determined in accordance with this Section 2.6(a).

               (C) The term "Net Members' Capital" means the excess of the Company's total assets over its total liabilities as of the Closing Balance Sheet Date, calculated in accordance with the Interim Financial Statement Standards, all as finally determined in accordance with this Section 2.6(a).

          (b) Adjustment. The Total Transaction Value shall be adjusted downward, on a dollar-for-dollar basis and in accordance with this paragraph
(b), to account for the negative differential (the "Target Differential"), if any, between Target Working Capital, Target Total Assets, and Target Net Members' Capital (as each such term is hereafter defined) and each of, respectively, Working Capital, Total Assets, and Net Members' Capital. For purposes hereof, the Target Differential shall be the greater of the respective differentials between (a) Target Working Capital and Working Capital, (b) Target Total Assets and Total Assets, and (c) Target Net Members' Capital and Net Members' Capital. Target Working Capital shall be $11,000,000, Target Total Assets shall be $39,000,000, and Target Net Members' Capital shall be $20,000,000. As of the Merger Date, an amount of shares of Metzler Common equal to 10% of the number of shares of Metzler Common issued pursuant to the Acquisition shall be deposited with the Escrow Agent and held in a segregated escrow account (the "Adjustment Escrow") in accordance with the terms of the Escrow Agreement. Within three days following the determination of the Target Differential, if any, the Escrow Agent shall return to Metzler the number of shares valued at the Metzler Common Value equal to the Target Differential and shall promptly distribute to the Members the remaining shares held in the Adjustment Escrow to the Members, pro rata in respect of their respective Pro Rata Percentages.

     2.7. Closing of Company Transfer Books. As of the Closing, no transfer of Membership Interests shall thereafter be made or recognized.

     2.8. Delivery of Stock Certificates. At the Merger Time, Metzler shall issue and deliver (or deliver irrevocable instructions to its Transfer Agent to issue and deliver), as applicable, to such holder of Membership Interests a certificate or certificates representing the shares of Metzler Common to be issued to such holder pursuant to Section 2.6 less the shares of Metzler Common to be deposited in the Adjustment Escrow and to be deposited in the escrow for "Indemnification Escrow Shares" pursuant to the Consent, Indemnification and Noncompete Agreement (as hereinafter defined), and, in the case of payment for any fractional interest in Metzler Common, a check payable to the holder. From and after the date of the Closing, each Member shall for corporate law purposes only (including, without limitation, voting rights, dividends and other distributions) be deemed to be a record and beneficial holder of the Metzler Common issuable to such Member pursuant to Schedule 2.6 after giving effect to the adjustment contemplated by Section 2.6(b) hereof.

     2.9. Rights of the Company Members. From and after the Merger Time, the holders of Membership Interests as of the Merger Time shall have no rights with respect to such Membership Interests.

     2.10. Taking of Necessary Action; Further Action. Metzler and Acquisition Sub on the one hand, and the Company and the Members, on the other hand, shall use reasonable efforts to take all such action (including action to cause the satisfaction of the conditions precedent to the Acquisition) as may be necessary or appropriate in order to effectuate the Acquisition as promptly as possible. If, at any time after the Merger Time, any further action is necessary or desirable to vest the Surviving Entity with full possession of all the rights, privileges, immunities and franchises of the Company and Acquisition Sub, the officers of the Surviving Entity are fully authorized in the name of either the Company or Acquisition Sub or otherwise to take, and shall take, all such action.

                      3.  REPRESENTATIONS AND WARRANTIES
                          ------------------------------

     3.1. Representations and Warranties Concerning the Company. As a material inducement to Metzler and Acquisition Sub to enter into this Agreement and consummate the transactions contemplated hereby, the Company and the Company Managers hereby jointly and severally represent and warrant to Metzler and Acquisition Sub that all of the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement, and hereby covenant that said statements will be correct and complete as of the Merger Date (as though made as of the Merger Date and as though the Merger Date were substituted for the date of this Agreement throughout such statements), except, in each case, as set forth in the schedule attached to this Agreement setting forth exceptions to the representations and warranties set forth herein (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1, and no matter disclosed with respect to one section shall be deemed to be an exception to another section unless the applicability of such item to such other section is reasonably apparent. Notwithstanding anything herein to the contrary, the disclosure of any contract agreement, arrangement or understanding herein shall not affect or qualify any representation with respect to the effectiveness or enforceability of such contract, agreement, arrangement or understanding or the absence of breaches or defaults thereunder, unless otherwise specifically disclosed.

          (a) Organization, Qualification and Corporate Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Subsidiary of the Company, as identified in Section 3.1(a) of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, as identified in Section 3.1(a) of the Disclosure Schedule. Each of the Company and its Subsidiaries has all requisite limited liability company or corporate power, as the case may be, and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of the Company's Articles of Organization and Operating Agreement, in each case as amended to date, have been delivered to Metzler. Each of the Company and its Subsidiaries is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified, would not individually or in the aggregate, have a Material Adverse Effect. Section 3.1(a) of the Disclosure Schedule lists all jurisdictions in which the Company and each of its Subsidiaries is qualified to do business.

          (b) Authorization of Transaction. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the prior sentence, the Board of Managers of the Company have duly authorized the execution, delivery and performance of this Agreement and the consummation of the Acquisition. This Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to the rights and remedies of creditors generally or (ii) general principles of equity.

          (c) Noncontravention. Subject to compliance with the HSR Act and except as set forth on Section 3.1(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any applicable statute, regulation, law, rule or common law doctrine, (ii) violate any judgment, order, decree, stipulation, injunction, or other restriction of any governmental body, governmental agency or court to which the Company is subject, (iii) breach any provision of the Articles of Organization or Operating Agreement of the Company, or (iv) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, or result in the creation of any Security Interest upon any of the Company's (or any of its Subsidiaries') assets pursuant to the terms of, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other binding arrangement to which the Company (or any of its Subsidiaries) is a party or by which it is bound or to which any of its assets are subject, except, in the case of clauses
(i) and (iv) above, for those violations or breaches which would not, individually or in the aggregate, have a Material Adverse Effect. Except pursuant to the HSR Act and as set forth on Section 3.1(c) of the Disclosure Schedule, the Company is not required to give any notice to, make any material filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the Acquisition and the transactions contemplated by this Agreement or in order that the Acquisition and such transactions not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of the Company's (or any of its Subsidiaries') assets, pursuant to the provisions of any material agreement, arrangement or understanding or any material license, franchise or permit.

          (d) Capitalization. The authorized equity of the Company consists solely of the Membership Interests, all of which are owned by the Members. Set forth on Section 3.1(d) of the Disclosure Schedule is a true and correct description of (i) the full legal names, current address and social security number of each owner of Membership Interests, (ii) the Pro Rata Percentage of each of the Members, and (iii) all of the current managers and officers of the Company. None of the Membership Interests are evidenced or represented by any certificate or comparable writing. The Company has never authorized, offered, sold or issued any securities other than Membership Interests. All offerings, sales and issuances by the Company of any Membership Interests have been conducted in compliance with and in accordance with or in reliance upon exemptions from all applicable Federal and state securities laws and all other applicable state laws. Except as set forth on Section 3.1(d) of the Disclosure Schedule, there are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company or any of the Members providing for the issuance, disposition, or acquisition of any Membership Interests or securities convertible into or exchangeable for Membership Interests. There are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of any of the Membership Interests, except for those agreements expressly contemplated hereby.

          (e) No Subsidiaries. Except as set forth in Section 3.1(e) of the Disclosure Schedule, the Company does not own or control any direct or indirect equity interest or equity participation in any corporation, partnership, limited liability company, trust, or other business association or Subsidiary.

          (f)  Financial Statements; Books and Records.

               (i) The Company has provided Metzler with the following financial statements, correct and complete copies of which are set forth on Section 3.1(f) of the Disclosure Schedule (collectively the "Financial Statements"): (A) consolidated and consolidating balance sheet and related statements of income and changes in members' equity for the Company as of and for the fiscal years ended December 31, 1997, 1996 and 1995 (December 31, 1997 being the "Most Recent Fiscal Year End"), each audited by Crowe Chizek and (B) unaudited consolidated and consolidating balance sheet and related statements of income for the Company as of and for the three months ended June 30, 1998 and year to date (the "Latest Financials"). The Financial Statements are correct and complete in all material respects and have been prepared in accordance with GAAP, except, in the case of the Latest Financials, for the absence of footnotes and normal year-end adjustments. The Financial Statements fairly present, on such basis, the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein.

               (ii) The Company's and its Subsidiaries' books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and fairly and accurately reflect in all material respects all of the assets and Liabilities of the Company and its Subsidiaries and all contracts and transactions to which the Company or any of its Subsidiaries is or was a party or by which the Company or any of its Subsidiaries or any of their respective business or assets is or was affected. The minute books and related records of the Company and its Subsidiaries, correct and complete copies of which have been made available to Metzler, correctly reflect in all material respects all resolutions adopted and all other material corporate actions taken at all meetings or through consents of the managers or directors (including committees thereof) and the members or shareholders.

          (g) Recent Events. Except as set forth in Section 3.1(g) of the Disclosure Schedule, since June 30, 1998, neither the Company nor any of its Subsidiaries has experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on the Latest Financials or Section 3.1(g) of the Disclosure Schedule, since June 30, 1998, neither the Company nor any of its Subsidiaries:

               (i) sold, leased, transferred or assigned any of its assets, tangible or intangible, with an aggregate value greater than $100,000, other than in the Ordinary Course of Business;

               (ii) accelerated, terminated, modified, canceled or committed any breach of any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) either involving more than $50,000 or otherwise outside of the Ordinary Course of Business;

               (iii) canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside of the Ordinary Course of Business;

               (iv) experienced any damage, destruction, or loss to its property in excess of $50,000 (whether or not covered by insurance);

               (v) created or suffered to exist any Security Interest upon any of its assets, tangible or intangible, outside the Ordinary Course of Business or securing any Liabilities in the aggregate in excess of $100,000;

               (vi) issued, sold, or otherwise disposed of any of its Membership Interests or other equity securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any interest in the Company or any of its equity securities, or any securities convertible or exchangeable into any of its Membership Interests or other equity securities;

               (vii) declared, set aside, or paid any dividend or distribution with respect to the Membership Interests or any of its equity securities (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of the Membership Interests or any of its equity securities;

               (viii) entered into any transaction, arrangement or contract with, or distributed or transferred any property or other assets to, any officer, director, Member or other insider or Affiliate of the Company or any of its Subsidiaries (other than salaries and employee benefits in the Ordinary Course of Business and the contemplated sale of IDR);

               (ix) made or committed to make any capital expenditures or entered into any other material transaction outside the Ordinary Course of Business involving an expenditure in excess of $50,000;

               (x) amended or modified in any material respect any Plan (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to Metzler);

               (xi) entered into any employment agreement for a base salary in excess of $250,000 or collective bargaining agreement or granted any increase in excess of $25,000 in the salary of any officer or management employee of the Company (or increase in excess of $15,000 in the case of any non-management employee) or paid or committed to pay any bonus to any officer or employee;

               (xii) changed in any material respect the manner in which the business has been conducted, including, without limitation, billing of clients or collection of accounts receivable, purchases of goods and services or payment of accounts payable;

               (xiii) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates, except in each case as required by GAAP other than applying SOP 98-1 and other related pronouncements to 1998 Financial Statements;

               (xiv) changed the relationships with any client, contractor or supplier which might reasonably be expected to result in a Material Adverse Effect; or

               (xv) entered into any binding commitment (orally or in writing) to do any of the foregoing.

          (h) Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Company or any of its Subsidiaries giving rise to any Liability), except for (i) Liabilities set forth on the face of the Latest Financials, (ii) Liabilities (since June 30, 1998) in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand), (iii) Liabilities in an aggregate amount of less than $10,000, and (iv) Liabilities otherwise expressly disclosed in this Agreement or on the Disclosure Schedule (it being understood that except as set forth in Section 3.1(f) no representation or warranty is being made regarding the revenues or results of operations of the Company).

          (i)  Tax Matters.

               (i) Each of the Company and its Subsidiaries (including IDR) has filed all Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were true, correct and complete in all material respects and accurately reflected all Liability for Taxes for the periods covered thereby and, with respect to any Member, accurately reflected information necessary for such Member to determine his, her, or its Liability for unpaid Taxes. The Liability of the Company and its Subsidiaries for unpaid Taxes, whether to any governmental authority or to another Person such as under a tax sharing agreement, for all periods ending on or before the Merger Date do not exceed the amount of the Liability accruals for Taxes (excluding reserves for deferred Tax assets or deferred Tax Liabilities) on the Latest Financials. To the Knowledge of the Company, neither the Company nor any of the Subsidiaries have received notice of any claim made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that any of the Company and its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax when due.

               (ii) The Company and its Subsidiaries have withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

               (iii) The Company has no Knowledge of any Basis on which any taxing authority could assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company, of any of its Subsidiaries or of any Member relating to the Company or any of its Subsidiaries either (A) claimed or raised by any taxing authority in writing or (B) as to which the Company has Knowledge. The Company has previously provided to Metzler correct copies of all Federal, state, local, and foreign Tax Returns filed with respect to the Company and its Subsidiaries for the prior three year end periods. None of such Tax Returns have been audited by a government or taxing authority, nor is subject to any audit or other Tax Proceeding in process, pending, or threatened (either in writing, or verbally, formally or informally) or are expected to be asserted with respect to Taxes (or the collection of Taxes) of any of the Company, its Subsidiaries, or a Member (to the extent such Taxes relate to the Company or any of its Subsidiaries). There are no examination reports or statements of deficiencies assessed against or agreed to by the Company, any of its Subsidiaries or any of its Members relating to the Company or any of its Subsidiaries for such taxable periods.

               (iv) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that would obligate it to make any material payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries is a party to any tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group which filed federal income tax returns, other than a group of which the Company was the common parent. Neither the Company nor any of its Subsidiaries has any Liability for Taxes owed by any Person (other than the Company), including without limitation, (A) as a transferee, assignee or other successor or (B) pursuant to a Tax sharing agreement or other contract.

               (v) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (j)  Title and Condition of Properties.

               (i) Neither the Company nor any of its Subsidiaries owns any real property.

               (ii) The leases described in Section 3.1(j) of the Disclosure Schedule (the "Property Leases") cover all of the real estate leased, used or occupied by the Company or any of its Subsidiaries. Each of the Property Leases is in full force and effect and the Company or one of its Subsidiaries holds a valid and existing leasehold or subleasehold interest under each of such Property Leases. The Company has delivered to Metzler complete and accurate copies of each of the Property Leases and none of such Property Leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Metzler. Neither the Company nor any of its Subsidiaries is in default, and to the Knowledge of the Company no circumstances exist which would result in such default (including upon the giving of notice or the passage of time, or both), under any of such Property Leases, and no other party thereto has the right to terminate, accelerate performance under or otherwise modify any of such leases. To the Knowledge of the Company, no lessor under any such lease is in default under any of such leases in its duties to the lessee. Except as set forth in Section 3.1(j) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, subjected to a Security Interest, or otherwise encumbered any interest in any of the Property Leases.

               (iii) The Company or one of its Subsidiaries owns good and marketable title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Latest Financials or acquired after June 30, 1998, except for (A) assets with an aggregate original purchase price of less than $100,000 which have been disposed of to non-affiliated third parties since June 30, 1998, in the Ordinary Course of Business, (B) Security Interests securing liabilities reflected on the Latest Financials and (C) Security Interests for current Taxes not yet due and payable.

               (iv) The Company's computer hardware, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable for their respective intended purposes in the Ordinary Course of Business. The personal property and assets shown on the Latest Financials or acquired after June 30, 1998, the lease rights under the Property Leases and leases of personal property and the Intellectual Property owned or used by the Company or any of its Subsidiaries under valid license, collectively include all assets necessary to the conduct of the Company's and its Subsidiaries business as presently conducted. None of the Members, other employees or independent contractors of the Company or their respective Affiliates owns any rights, other than as would exist upon liquidation or distribution of the Company, in any material assets, real or personal, which are used by the Company or any of its Subsidiaries in its business.

          (k)  Intellectual Property.

               (i) Section 3.1(k) of the Disclosure Schedule contains a complete list and an accurate functional description by category and indication of status (completed or in process) of all Patents, Trademarks, Copyrights, Software, Licenses-In, Licenses-Out and other material items of Intellectual Property which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the business of the Company or any of its Subsidiaries as such business is currently conducted and presently contemplated to be conducted, or as to which the Company or any of its Subsidiaries has a contractual right to an assignment.

               (ii) No Person has any Security Interest (other than the right to use Software under license) in the Company's or any of its Subsidiaries' interest in any Intellectual Property owned by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has all rights to use the Intellectual Property owned or used by it in the manner in which such Intellectual Property is currently being used. Neither the Company nor any of its Subsidiaries is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval for use of any of the Intellectual Property. To the Knowledge of the Company, none of the Intellectual Property is subject to any outstanding judgment, order, decree, stipulation, injunction or charge; no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of the Company, threatened, which challenges the legality, validity, enforceability, use or ownership of any of the Intellectual Property.

               (iii) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by the Company or any of its Subsidiaries exists or has occurred under any material License-In or other material agreement pursuant to which the Company or any of its Subsidiaries uses any Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a forfeiture under, or constitute a Basis for termination of, any such License-In or such other agreement or impair the Company's or any of its Subsidiaries' ability after consummation of the Acquisition to use the Software in the same manner as such Software is currently used by the Company or such Subsidiary, except where such breaches, defaults, violations, conflicts or other events which would not, individually or in the aggregate, result in a Material Adverse Effect.

               (iv) Each of the Company and its Subsidiaries owns or has the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company or any of its Subsidiaries, and to conduct the Company's or any of its Subsidiaries' business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, including any right of the Company or any of its Subsidiaries to use or sublicense any Intellectual Property owned by others. The Intellectual Property includes all patents, trademarks, trade names, service marks, copyrights, mask work rights and trade secrets, and the Software includes all software, which are necessary to operate the business of the Company and each of its Subsidiaries as it is presently conducted and to satisfy and perform the contracts, commitments, arrangements and understandings with customers of the Company and each of its Subsidiaries. The Company has no Knowledge of any reason the Company and each of its Subsidiaries will not be able to continue to own, possess or have access to, and to use, license and sub-license as applicable, on reasonable terms, all Intellectual Property and other proprietary rights necessary for the lawful conduct of its business as presently conducted and currently contemplated to be conducted, without any infringement or conflict with the rights of others.

               (v) No Intellectual Property owned by the Company or any of its Subsidiaries, and no product or service practiced, offered, licensed or sold by the Company or any of its Subsidiaries, infringes or, to the Knowledge of the Company, is being infringed by any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer. Neither the Company nor any of its Subsidiaries has received notice of any adversely held patent, invention, trademark, copyright, service mark, trade name or trade secret of any other Person alleging or threatening to assert that the Company's or any of its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any intellectual property or proprietary rights of any third party. The Company, has no Knowledge of any Basis for any claim, threatened claim or any suit or action asserting any such infringement or conflict or asserting that the Company or any of its Subsidiaries does not have the legal right to own, enforce, sell, license, sublicense, lease or otherwise use any such Intellectual Property, process, product or service, and the Company has no Knowledge of any facts which should give such Person reason to believe that there exists any Basis for such claim, threatened claim or suit or that any such claim, threatened claim or suit may be asserted or instituted in the future.

               (vi) Neither the Company nor any of its Subsidiaries has sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, and the Company has no Knowledge of any present, impending or threatened infringement by any other Person of any Intellectual Property owned by the Company or any of its Subsidiaries.

               (vii) Except as disclosed in Section 3.1(k) of the Disclosure Schedule, all the Company's and each of its Subsidiaries' Patents, Trademarks and Copyrights listed in Section 3.1(k) of the Disclosure Schedule as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries identified in Section 3.1(k) of the Schedule have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such other country. The Company and each of its Subsidiaries has used reasonable efforts to protect its rights in the Intellectual Property. The Company or one of its Subsidiaries owns all right, title and interest in and to the Intellectual Property, other than the Software listed on Exhibit 2 to Section 3.1(k) Disclosure Schedule, as to which the Company has a valid license. No current licenses for the use of the Intellectual Property requires the Company or any of its Subsidiaries to apply for or enforce appropriate legal protection of such licensed Intellectual Property.

               (viii) Each of the Company's and each of its Subsidiaries' current or former employees and those current or former independent contractors retained by the Company or any of its Subsidiaries who, either alone or in concert with others, created or creates, developed or develops, invented or invents, discovered or discovers, derived or derives, programmed or programs or designed or designs any of the Intellectual Property, has entered into a written agreement with the Company or any of its Subsidiaries, copies of which have heretofore been furnished to Metzler. No former employees or independent contractors of the Company or any of its Subsidiaries have any claims or rights to any of the Intellectual Property necessary for the conduct of the Company's or any of its Subsidiaries' business as now conducted. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which in any respect conflicts with any obligation, commitment or job responsibility of such employee to the Company or one of its Subsidiaries under any agreement to which currently he or she is a party or otherwise.

               (ix) Exhibit 3 to Section 3.1(k) of the Disclosure Schedule identifies each Person to whom the Company or any of its Subsidiaries has sold, licensed, leased or otherwise transferred or granted any interest or rights to any Intellectual Property, other than Intellectual Property licensed to end users pursuant to standard, non-exclusive "shrink wrap" license agreements in the Ordinary Course of Business, none of which is a license of any source code ("Shrink Wrap Licenses"). The Company has previously delivered to Metzler complete and accurate copies of all agreements relating to each such sale, license, lease or other transfer or grant. The Company has delivered to Metzler copies of all copyright and trademark registration certificates and all letters patent.

               (x) The Company has documented all of the Software owned by it or any of its Subsidiaries and used in its or any of its Subsidiaries' business in sufficient detail that a reasonably competent computer professional conversant with the language in which such Software written using such documentation alone, would be able to understand, support and modify such Software. To the Knowledge of the Company and the Members, all of the data used in the Software was obtained from public sources and is not subject to any confidentiality obligation imposed on the Company.

               (xi) To its Knowledge, neither the Company nor any of its Subsidiaries has not taken any actions under the law of any applicable foreign jurisdictions where the Company or any of its Subsidiaries has marketed or licensed Software that would restrict or limit the ability of the Company or any of its Subsidiaries to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance the Software.

               (xii) Neither the Company nor any of its Subsidiaries has granted any third party the right to market the Company's or any of its Subsidiaries' Software.

          (l) Contracts. Except as set forth on Schedule 3.1(l), with respect to each written agreement that would be material to the Company and its Subsidiaries as a whole (a "Material Contract"): (A) the Material Contract is in full force and effect; (B) the Material Contract will continue to be in full force and effect on identical terms immediately after the Merger Date; (C) neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any other party) is in material breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification, or acceleration, under any Material Contract, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (D) to the Knowledge of the Company, no party has repudiated any material provision of any such Material Contract. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be a Material Contract. Correct and complete copies of the general forms of client engagement and services used by the Company and each of its Subsidiaries have been made available to Metzler. Except for those Material Contracts set forth on Section 3.1(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any fixed fee or capped price contracts or engagement arrangements (the "Fixed Rate Engagements"), nor does the Company nor any of its Subsidiaries have any outstanding offers, bids or proposals to perform any services on a fixed fee or capped basis in an amount in excess of $1,500,000 per year. With respect to the Company's Fixed Rate Engagements, the ratio of the amount of revenues recognized to date (in the aggregate) by the Company compared to the amount of revenues payable thereunder is reasonably proportionate to the ratio of the amount of work completed under such Fixed Rate Engagements to the work required thereunder.

          (m) Notes and Accounts Receivable. All notes and accounts receivable of the Company and each of its Subsidiaries are reflected properly on its books and records, such receivables are valid receivables subject to no set-offs or counterclaims, are current and collectible in the aggregate amount shown, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Financials, as adjusted for operations and transactions through the Merger Date in accordance with the past custom and practice of the Company and its Subsidiaries. Since June 30, 1998, there has not been an adverse change of more than 10% in the aggregate amount of the accounts receivable of the Company or any of its Subsidiaries or an increase of the average age of such receivables of 15 days.

          (n) Intentionally Omitted.

          (o) Litigation. Section 3.1(o) of the Disclosure Schedule sets forth each instance in which the Company or any of its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (ii) is a party to or, to the Knowledge of the Company, is threatened to be made a party to, any complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator for an amount in controversy in excess of $100,000 individually or $250,000 in the aggregate. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.2(o) of the Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect. To the Knowledge of the Company, there does not exist a Basis on which any such complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company or any of its Subsidiaries that could have a Material Adverse Effect on the Company.

          (p) Employees; Employment Matters.

               (i) Except as set forth in Section 3.1(p) of the Disclosure Schedule, to the Knowledge of the Company, no employee or group of employees of the Company or any of its Subsidiaries who have in the last twelve months generated more than $500,000 in revenues of the Company and its Subsidiaries has notified the Company that they intend to terminate their employment with the Company or any of its Subsidiaries generally or as a result of the transactions contemplated hereby or otherwise. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and neither the Company nor any of its Subsidiaries has experienced any strikes, grievances, other collective bargaining disputes or, to the Knowledge of the Company, claims of unfair labor practices. The Company has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries.

               (ii) Section 3.1(p) of the Disclosure Schedule contains a true, correct and complete list setting forth the names and current salaries or rates of compensation of all employees of the Company and each of the Subsidiaries with an annual base salary of at least $50,000 and independent contractors who render services to the Company or any of its Subsidiaries on more than a single occasion who are expected to be paid at least $50,000 in 1998. Except as disclosed on Section 3.1(p) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any unsatisfied Liability to any previously terminated employee or independent contractor. The Company has made available all written (and summarized all oral) employee handbooks, policies, programs and arrangements to Metzler.

               (iii) Except as set forth in Section 3.1(p) of the Disclosure Schedule, all Persons employed by the Company and each of its Subsidiaries are employees at will. Except as set forth in Section 3.1(p) of the Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries are subject to noncompete/nonsolicitation covenants in favor of the Company.

               (iv) The Company and each of its Subsidiaries has materially complied with all applicable laws relating to labor, including, without limitation, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, and neither the Company nor any of its Subsidiaries is liable for any material arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has incurred a violation of Part 6 of Subtitle B of Title I of ERISA ("COBRA") or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of the Company or any of its Subsidiaries prior to the Merger Date.

               (v) To the Knowledge of the Company, each Person whom the Company or any of its Subsidiaries currently retains as an independent contractor or previously retained as an independent contractor qualifies, or at all times while performing services for the Company or any of its Subsidiaries qualified, as an independent contractor and not as an employee of the Company or any of its Subsidiaries, under the Code and all applicable state laws. Neither the execution of this Agreement nor the consummation of the Acquisition shall cause the Company or any of its Subsidiaries to be in breach of any agreement with any employee, contractor or consultant or cause the Company or any of its Subsidiaries to be liable to pay any severance or other amount to any of its employees, contractors or consultants.

          (q) Employee Benefit Plans.

               (i) All Plans of the Company and each of its Subsidiaries which are "employee benefit plans" within the meaning of Section 3(3) of ERISA are listed in Section 3.1(q) of the Disclosure Schedule. Each Plan is in material compliance with its terms and with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and any proposed regulations promulgated thereunder), and all agreements and instruments applicable to any Plan.
     Section 3.1(q) of the Disclosure Schedule sets forth each former employee of the Company or any of its Subsidiaries entitled to COBRA benefits and the remaining period of such benefits. The Company has received favorable determination letters as to the qualification under the Code of each Plan which is a pension plan, as defined in Section 3(2) of ERISA ("Pension Plan"), and, to the Company's Knowledge, there have been no amendments or, to the Company's Knowledge, other developments since the date of such determination letters which would cause the loss of such qualified status. No material violation of ERISA has occurred within the last 6 years in connection with the administration of any of the Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or threatened against the Plans, or any administrator or fiduciary thereof, which could result in any material Liability.

               (ii) With respect to all present Plans, the Company has heretofore made available to Metzler true and complete copies of each of the following to the extent such documents exist or are applicable:

                    (A) the Plan documents (and any applicable trust agreement or insurance contract and including descriptions of vacation, severance pay, sickness, and separation policies);

                    (B) the most recent Internal Revenue Service determination letter request relating to each of the Pension Plans;

                    (C) the summary plan description (as currently in effect) and any summary of material modification for each of the Plans;

                    (D) the most recent Annual Report (Form 5500 Series), and accompanying schedules, filed for each of the Plans, and the most recent summary annual report furnished for each of the Plans;

                    (E) the most recent actuarial valuations, and latest financial statements for each of the Plans; and

                    (F) all documents filed with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation since January 1, 1992.

There is and has been no material violation of ERISA known to the Company with respect to the filing of applicable reports, documents, and notices regarding such past or present Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of such Plans.

               (iii) Except as disclosed in Section 3.1(g) of the Disclosure Schedule, each Plan maintained by the Company is maintained under a plan document which does not provide for other participating employers except for the Company or any ERISA Affiliate of the Company and no Plan provides or has provided credit with respect to service other than with the Company or any ERISA Affiliate of the Company.

               (iv) Neither the Company nor any ERISA Affiliate of the Company nor any of their employees, shareholders, or directors has engaged in any transaction in connection with which any of them would be subject either to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code, other than transactions which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The execution and performance of this Agreement will not involve any prohibited transaction within the meaning of Section 406 of ERISA, other than transactions which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

               (v) None of the assets of any of the Plans is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

               (vi) Intentionally Omitted.

               (vii) Full payment as of the Merger Date will have been made of all amounts which the Company and any ERISA Affiliate of the Company are required, under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year prior to the Merger Date.

               (viii) The execution and performance of this Agreement will not constitute a stated triggering event under any Plan or employment agreement that will result in any material payment (whether of severance pay or otherwise) becoming due to any employee of the Company or ERISA Affiliate of the Company.

               (ix) Neither the Company nor any ERISA Affiliate of the Company provides, nor have they at any time provided, coverage under any welfare plan (a Welfare Plan (as defined in Section 3(l) of ERISA) (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense, or a defined benefit plan (as defined in Section 3(35) of ERISA).

               (x) The financial statements of each Pension Plan as of the end of the most recent plan year for which such statements are available, and the list of the investments of such Pension Plan as of the most recent plan year end for which such statements are available, accurately reflect the financial conditions of the Pension Plans as of the date of such statements, and there have been no material changes in such investments between such date and the Merger Date.

               (xi) To the Company's Knowledge, there have been no statements, either written or oral, or communications made or materials provided to any employee or former employee of the Company or any ERISA Affiliate of the Company by any officer, director, employee, agent or representative of the Company that provide for or could be construed as a contract or promise by the Company or any ERISA Affiliate of the Company to provide for any pension, welfare, or other insurance-type benefits to such employee or former employee, whether before or after retirement, other than benefits under the Plans.

               (xii) Neither the Company nor any ERISA Affiliate of the Company currently contributes, or at any time in the past has contributed to a defined benefit plan (as defined in Section 3(35) of ERISA), including, but not limited to, each multiemployer plan, as defined in Section 3(37) of ERISA.

          (r) Licenses, Permits and Approvals. Section 3.1(r) of the Disclosure Schedule lists all material governmental and regulatory licenses, permits and approvals necessary to the conduct of the Company's and each of its Subsidiaries' business. All such licenses, permits and approvals are in full force and effect. There are no violations by the

Company or any of its Subsidiaries of, or any claims or proceedings, pending or, to the Knowledge of the Company, threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals, except for such violations, claims or proceedings which would not, individually or in the aggregate, have a Material Adverse Effect.


          (s) Unlawful Payments. No payments of either cash or other consideration have been made to any Person by the Company, any of its Subsidiaries or the Members or, to the Knowledge of the Company, on behalf of the Company by any agent, employee, officer, director, shareholders or other Person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over the Company.

          (t) Compliance with Laws. The Company and each of its Subsidiaries and each of their respective facilities are in compliance in all material respects with and have not in the past violated any applicable law, rule or regulation of any Federal, state, local or foreign government or agency thereof, including without limitation, environmental laws and laws relating to labor and employment, and no notice, claim, complaint, action, suit, proceeding, investigation or hearing has been received by the Company or any of its Subsidiaries or filed, commenced or, to the Knowledge of the Company threatened against the Company or any of its Subsidiaries alleging any such violation, except in each instance for such failures to comply and such notices, claims, complaints, actions, suits, proceedings, investigations or hearings which would not, individually or in the aggregate, have a Material Adverse Effect.

          (u) Suppliers and Clients. During the past twelve months, no material licensor, vendor, supplier or licensee, or any client of the Company or any of its Subsidiaries accounting for more than 1% of the Company's or any of its Subsidiaries' revenues during such period, has canceled or otherwise materially adversely modified its relationship with the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such Person has any intention to do so, and, to the Knowledge of the Company, there are no disputes or notices of dissatisfaction with or from any such client of the Company or any of its Subsidiaries, which is reasonably likely to result in a cancellation, termination or materially adverse modification of any such relationship and, to the Knowledge of the Company, the consummation of the transactions contemplated hereby shall not adversely affect any relationships with such clients.

          (v)  Insurance.
               ---------

               (i) Attached as Schedule 3.1(v) is a list of each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) currently carried by the Company or any of its Subsidiaries.

               (ii) With respect to each such insurance policy: (A) the consummation of the Acquisition will not cause a default or require any consent under any such policy; (B) to the Knowledge of the Company, all such insurance is in full force and effect, and the Company and the Companies' Subsidiaries are in compliance with all requirements and provisions thereof. The Company has not suffered any adverse loss experience which could reasonably be expected to cause its insurance coverage not to be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid or otherwise at commercially reasonable rates.

          (w) Warranty. All services previously rendered by the Company and each of its Subsidiaries have been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Company and each of its Subsidiaries has no Liability (and the Company has no Knowledge of any Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for damages in connection therewith, subject only to the reserve for customer claims set forth on the face of the Latest Financials as adjusted for the passage of time through the Merger Date in accordance with the past custom and practice of the Company and its Subsidiaries. No services provided by the Company or any of its Subsidiaries are subject to any contractual guaranty, warranty, or other indemnity beyond the Company's or any of its Subsidiaries' applicable standard terms and conditions of engagement. Neither the Company nor any of its Subsidiaries is obligated to perform services or client work for which it will not be paid in order to correct work previously performed that was incorrect or deficient, complete work in excess of the fixed rate limit with respect to a particular project or otherwise, other than reasonable and customary efforts to maintain client satisfaction consistent with the size and scope of a particular project and consistent with maintaining the reasonable profitability of such project.

          (x) Transaction-Related Accounting Matters. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that it knows or has been advised would prevent the transactions contemplated hereby from being accounted for as a pooling of interests in accordance with GAAP.

          (y) Brokers' Fees. None of the Company or the Company Managers has any Liability or obligation to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement for which Metzler could become liable or otherwise obligated, except for the fees and expenses, not to exceed $3,000,000 in aggregate, of Donaldson, Lufkin & Jenrette Securities Corporation, pursuant to its engagement Letter with the Company, which letter has previously been delivered to Metzler.

          (z) Potential Conflicts of Interest. Except as set forth on Schedule 3.1(z) hereof, no officer, manager, director or member of the Company or any of its Subsidiaries: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is a shareholder, officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any interest in Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries;
(iii) has any loan outstanding to or, to the Knowledge of the Company, any cause of action or other claim whatsoever against the Company or any of its Subsidiaries, except for claims in the Ordinary Course of Business, such as for accrued salary, bonus, vacation pay and benefits under Benefit Plans and similar matters and agreements existing on the date hereof; (iv) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer, manager or director of the Company or any of its Subsidiaries, or, a relative of any of the foregoing, is a partner or shareholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies). No Affiliate of any Member has any claim against the Company, other than for wages for services performed and related business expenses incurred in the Ordinary Course of Business.

          (aa) Disclosure. None of the representations and warranties of the Company contained in this Agreement or the Disclosure Schedule contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no material fact which has not been disclosed to Metzler which results in, or could reasonably be anticipated to result in, a Material Adverse Effect on the Company (it being understood that except as set forth in Section 3.1(f) no representation or warranty is being made regarding the revenues or results of operations of the Company).

     3.2. Representations and Warranties of Metzler and Acquisition Sub. As a material inducement to the Company and the Company Managers to enter into this Agreement and consummate the transactions contemplated hereby, Metzler and Acquisition Sub hereby jointly and severally represent and warrant to the Company and to the Members that all of the statements contained in this Section
3.2 are correct and complete as of the date of this Agreement and Metzler and Acquisition Sub covenant that said statements will be correct and complete as of the Merger Date (as though made as of the Merger Date and as though the Merger Date were substituted for the date of this Agreement throughout this Section 3.2).

          (a) Organization. Metzler is a corporation and Acquisition Sub is a limited liability company duly incorporated or organized, as the case may be, validly existing, and in good standing (i) in the case of Metzler, under the laws of the State of Delaware and (ii) in the case of Acquisition Sub, under the laws of the State of Illinois. Metzler is qualified to do business in and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect or impact upon the assets, business, financial condition or results of operations of Metzler and its Subsidiaries, taken as a whole (a "Metzler Adverse Effect").

          (b) Authorization of Transaction. Metzler and Acquisition Sub have all requisite corporate or limited liability company, as the case may be, power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The Board of Directors of Metzler and the Manager of Acquisition Sub have duly authorized the execution, delivery and performance of this Agreement by Metzler and Acquisition Sub. This Agreement constitutes the valid and legally binding obligation of Metzler and Acquisition Sub, enforceable against them in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the rights and remedies of creditors generally or (ii) general principles of equity.

          (c) Noncontravention. Subject to compliance with the HSR Act, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine, (ii) violate or conflict in any way with any judgment, order, decree, stipulation, injunction or other restriction of any government, governmental agency or court, to which Metzler or Acquisition Sub is subject (iii) breach any provision of the Certificate of Incorporation or By-Laws of Metzler or the Articles of Organization or Operating Agreement of Acquisition Sub or (iv) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, or result in the creation of any Security Interest upon any of Metzler's or Acquisition Sub's assets pursuant to the terms of, any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Metzler or Acquisition Sub is a party or by which it is bound or to which any of its assets are subject, except where such violations, conflicts, breaches, defaults or other events would not, individually or in the aggregate, result in a Metzler Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Except pursuant to the HSR Act, neither Metzler nor Acquisition Sub is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement and in order that the Acquisition and such transactions shall not constitute a breach or violation of, or result in a right of termination or acceleration or any encumbrance on any of Metzler's or Acquisition Sub's assets pursuant to the provisions of, any agreement, arrangement or understanding or any license, franchise or permit.

          (d) Metzler Common. Metzler has taken all actions necessary to authorize and approve the issuance of the Metzler Common, and as of the Merger Date the Metzler Common will, when issued in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable. There are no statutory or contractual shareholders' preemptive rights or rights of refusal with respect to the issuance of the Metzler Common upon consummation of the Acquisition.

          (e) Brokers' Fees. Subject to Section 3.1(y) hereof, neither Metzler nor Acquisition Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Member is or could become liable or obligated.

          (f)  Capital Structure.

               (i) The authorized capital stock of Metzler consists of 75,000,000 shares of Metzler Common and 3,000,000 shares of preferred stock, par value $0.001 per share ("Metzler Preferred Stock"). As of August 20, 1998, approximately 30,424,000 shares of Metzler Common and no shares of Metzler Preferred Stock were issued and outstanding. All outstanding shares of Metzler's outstanding capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               (ii) Except for options granted in the normal course pursuant to Metzler's stock option plans and employee stock purchase plan, as described in Metzler SEC Reports (as defined below), and except as contemplated herein, there are no options, warrants, calls, rights, commitments or agreements of any character to which Metzler or any Subsidiary of Metzler is a party or by which any of them is bound obligating Metzler or any Subsidiary of Metzler or any securities or rights convertible into or exchangeable for any such capital stock.

          (g) Commission Filings. Metzler has made available to the Company and the Members (on a non-confidential basis) and has filed all forms, reports and documents required to be filed by Metzler with the Commission under the Exchange Act and the Securities Act since October 4, 1996 (collectively, the "Metzler SEC Reports"). The Metzler SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Exchange Act, or Securities Act, as applicable, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Metzler SEC Reports or necessary in order to make the statements in such Metzler SEC Reports, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Metzler included in the Metzler SEC Reports (the "Metzler Financial Statements") complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and were, when filed, in accordance with the books and records of Metzler, complete and accurate in all material respects, and presented fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Metzler and its Subsidiaries as of the dates and for the periods indicated, in accordance with generally accepted accounting principles, consistently applied, subject in the case of interim financial statements to normal year-end adjustments and the absence of certain footnote information.

          (h) No Material Adverse Changes. Since June 30, 1998, to the Knowledge of Metzler, no event has occurred which has had a Metzler Adverse Effect and no action, suit, claim or proceeding has been filed, or threatened in writing, which if adversely determined, would result in a Metzler Adverse Effect.

          (i) Transaction-Related Tax Matters. Metzler has not taken or agreed to take any action that would prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (j) Disclosure. None of the representations or warranties of Metzler and Acquisition Sub contained herein contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the Merger Date.

          (k) Representations and Warranties of the Company. To the Knowledge of Metzler, none of the representations, warranties or covenants of the Company made in this Agreement are untrue or have been breached as of the date hereof.

            4.  PRE-CLOSING COVENANTS AND CONDITIONS
                ------------------------------------

     4.1.  Pre-closing Covenants.

          (a) Conduct of Business. Except as set forth in Section 4.1(a) of the Disclosure Schedule, from the date hereof until the Merger Date, the Company and its Subsidiaries will carry on its business (the "Business") and operations in the usual, regular and ordinary manner and, absent the prior written consent of Metzler, which consent shall not be unreasonably withheld or delayed, or unless expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries will:

               (i) change, alter or make any employment contracts or arrangements with any of its management personnel or make, adopt, alter, revise or amend any pension and/or profit sharing, bonus, stock option or other employee benefit plan, except as may be required by law;

               (ii) pay any bonuses to or increase the compensation (including benefits) of any officer of the Company other than accrued 1997 bonuses;

               (iii) declare or make any distribution (whether in cash or other property) with respect to the Membership Interests of the Company;

               (iv) issue, sell or become contractually committed to issue or sell any Membership Interests, other membership interests, shares or other securities, including derivative securities of the Company or any of its Subsidiaries;

               (v) sell or acquire property subject to, or create or assume, any Security Interest except in the Ordinary Course of Business;

               (vi)   lend any money to or guaranty the debts of any Person;

               (vii) incur outside the Ordinary Course of Business (I) any indebtedness for borrowed money, (II) obligations evidenced by bonds, debentures, notes or other similar instruments, (III) obligations to pay the deferred purchase price of property or services in excess of $100,000, and (IV) obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (I) through (III) above;

               (viii) enter into any lease obligation with respect to equipment that provides for payments in excess of $50,000 per month or enter into any lease obligation with respect to real property;

               (ix) make any equity investment in any Person or make any capital expenditures in excess of $50,000;

               (x) compromise any debt or claim except for adjustments made with respect to contracts for the purchase of supplies and materials or for the sale of products or services in the Ordinary Course of Business, which in the aggregate are not material;

               (xi) other than in the Ordinary Course of Business, enter into any transaction, sell any assets, incur any obligation, or incur or make any payment in respect of any Liabilities, in each case for an amount not in excess of $50,000 and in the aggregate for an amount not to exceed $250,000;

               (xii) enter into or modify in any material respect any fixed fee or capped price contract or other client engagement involving more than $100,000;

               (xiii) except for the payment of normal salaries in the Ordinary Course of Business, enter into or engage in any transaction with any member or shareholder of the Company or any of its Subsidiaries;

               (xiv) alter or amend in any manner the Operating Agreement of the Company;

               (xv) alter, amend or enter into any licensing or contractual arrangements with respect to any Intellectual Property of the Company, other than in the Ordinary Course of Business; or

               (xvi)  take or permit any other action of the type referred to in
     Section 3.1(g).

          (b) Unless otherwise specifically provided in this Agreement or consented to in writing and in advance by Metzler, the Company and each of the Company's Subsidiaries shall (i) maintain its current insurance coverage described on Schedule 3.1(v), or insurance in amounts and kinds of a comparable nature to those so described, and pay all premiums on such policies when due; (ii) use reasonable best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, preserve its good will and preserve its present relationships with Persons having business dealings with it; (iii) maintain its books, accounts and records in a regular and ordinary manner, on a basis consistent with GAAP; (iv) comply in all material respects with all legal requirements applicable to it and to the conduct of its business; (v) file in a timely manner all required filings with all governmental authorities and cause such filings to be true and correct in all material respects; and (vi) comply in all material respects with all contracts, agreements and documents listed (or required to be listed) on the Disclosure Schedule.

     4.2. Access to Records and Premises. From and after the date of this Agreement, the Company shall, and shall cause each of the Company's Subsidiaries to, give to Metzler, Metzler's counsel, accountants and other representatives, full access during normal business hours and upon reasonable notice to all offices, clients, suppliers, personnel or properties (including the right to conduct an inventory) and other books and records, of the Business, so that Metzler may, at its expense, investigate and inspect them, and the Company will furnish to Metzler copies of all documents and information concerning the Business as Metzler may reasonably request (except that, in each case, documents and materials relating to the possible sale, merger or other business combination involving the Company need not be delivered until after the Merger
Date). All information obtained shall be held subject to that certain Confidentiality Agreement (the "Confidentiality Agreement") by and between Metzler and the Company.

     4.3. Notice of Changes. Between the date of this Agreement and the Merger Date, the Company and Metzler agree to notify the other party in writing promptly of any occurrence or state of facts that makes any representation or warranty of the Company or Metzler, as the case may be, under this Agreement untrue or misleading in any material respect, or any covenant of the Company or Metzler, as the case may be, under this Agreement incapable of being performed in any material respect, it being understood that the obligation to provide notice under this Section 4.3 shall in no way relieve the Company or Metzler, as the case may be, of any liability for a breach by the Company or Metzler, as the case may be, under this Agreement or otherwise impair any cure period of the Company or Metzler, as the case may be, set forth herein.

     4.4. Exclusivity. Neither the Company, nor any of its Subsidiaries, nor any officer, director, employee or agent acting for any of them (collectively, the "Restricted Persons"), shall, directly or indirectly, (a) solicit, encourage or initiate any discussion with, (b) negotiate or otherwise deal with, (c) accept any offer from, or provide any information to, any Person, other than Metzler, concerning any disposition or sale of the Company or any of its Subsidiaries, any material portion of the Company's assets or any portion of the Business, whether by sale of Membership Interests, sale of other equity interests, sale of assets, merger or otherwise, or any proposed debt or equity investment in the Company or any of its Subsidiaries (any of the foregoing, a "Transaction"), and none of the Restricted Persons shall enter into any agreement concerning any such Transaction. The Company shall forward to Metzler any third party offer or proposal with respect to any such Transaction.

     4.5. Conditions to Obligation of Metzler. The obligations of Metzler and Acquisition Sub to effect the Acquisition are also subject to satisfaction at or prior to the Closing of the following conditions. Metzler, on behalf of itself and Acquisition Sub, may waive any condition, in whole or in part, specified in this Section 4.5 in writing at or prior to the Closing.

          (a) Accuracy of Representations and Warranties. The representations and warranties set forth in Sections 3.1 shall be true and correct at and as of the Merger Date with the same effect as though such representations and warranties had been made or given at and as of the Merger Date, except for changes contemplated by this Agreement and except for breaches which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          (b) Compliance with Agreement. The Company shall have performed and complied in all material respects with all of its respective covenants, agreements and other obligations under this Agreement which are to be performed or complied with prior to or at the Merger Date.

          (c) Absence of Certain Claims. There shall not have been, since June 30, 1998, any change in or effect on the Company or any of its Subsidiaries which results in or may reasonably be expected to result in a Material Adverse Effect, in each case other than the events set forth on Section 4.5(c) of the Disclosure Schedule.

          (d)  Closing Deliveries.

               (i) The Company shall have delivered to Metzler a certificate of the Secretary of the Company and a certificate of the Secretary of each of its Subsidiaries dated the Merger Date certifying (i) a copy of the text of the resolutions by which the action on the part of the Company or such Subsidiary, as the case may be, necessary to approve this Agreement and the Acquisition were taken, (ii) incumbency of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto, (iii) the Operating Agreement or other governing document of the Company or such Subsidiary, as the case may be, and (iv) a list of Members or other equity holders, as the case may be, as of the Merger Date;

               (ii) The Company shall have delivered to Metzler a certificate signed by an executive officer of the Company to the effect that each of the conditions set forth in Section 4.5(a), (b) and (c) are satisfied in all respects;

               (iii) A copy of the Company's Articles of Organization, as amended to date, certified as of a recent date prior to the Merger Date by the State Secretary of the State of Illinois;

               (iv) Good standing certificates for the Company issued by the State Secretary of the State of Illinois, and for each Subsidiary issued by the applicable secretary of state (or other state agency) of the state or organization of such Subsidiary, in each case dated as of a recent date prior to the Merger Date; and

               (v) Metzler shall have received (A) from each of the Members, executed counterparts to the Registration Agreement substantially in the form of Exhibit B hereto (the "Registration Agreement"), (B) from the Company, each of the Members and the "Members' Representative" (as such term is defined thereunder), executed counterparts of that certain Consent, Indemnification and Noncompete Agreement between the foregoing parties, Metzler and Acquisition Sub in the form attached hereto as Exhibit C (the "Consent, Indemnification and Noncompete Agreement"), and (C) from the Members' Representative and the Escrow Agent, executed counterparts of the Escrow Agreement.

          (e) Accounting Opinion. Metzler shall have received an opinion or other advice, in form and substance satisfactory to Metzler, from its accounting professionals that the Acquisition may be accounted for as a "pooling of interests," in accordance with GAAP and all rules, regulations and policies of the SEC.

          (f) No Prohibitions. No court or other governmental entity having jurisdiction over the Company or Metzler, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Acquisition or any of the transactions contemplated hereby illegal.

          (g) No Demands. There shall not have been any perfected demand for appraisal remedies or dissent with respect to the Acquisition representing more than 5% of the Total Transaction Value.

          (h) Termination of Existing Documents. The Existing Company Documents (other than the Operating Agreement) shall have been terminated.

          (i) HSR Act. The applicable waiting period, if any, under the HSR Act shall have expired or been terminated.

     4.6. Conditions to Obligations of the Company. The obligations of the Company to effect the Acquisition are subject to the satisfaction at or prior to the Merger Date of the following conditions. The Company may waive, in whole or in part, any condition specified in this Section 4.6 in writing at or prior to the Merger Date.

          (a) Accuracy of Representations and Warranties. The representations and warranties set forth in Section 3.2 above shall be true and correct at and as of the date of the Merger Date with the same effect as though such representations and warranties had been made or given at and as of the Merger Date, except for changes contemplated by this Agreement, and except for breaches which would not, individually or in the aggregate, have a Metzler Material Adverse Effect.

          (b) Compliance with Agreement. Metzler and Acquisition Sub shall have performed and complied in all material respects with all of their respective covenants, agreements and other obligations under this Agreement which are to be performed or complied with prior to or at the Merger Date.

          (c)  Closing Deliveries.

               (i) Metzler shall have delivered to the Company a certificate signed by an officer of Metzler to the effect that each of the conditions specified above in Sections 4.6(a) and (b) are satisfied in all respects;

               (ii) Metzler shall have delivered to the Company a certificate of the Secretary or any Assistant Secretary of Metzler dated the Merger Date certifying (A) a copy of the text of the director resolutions by which the corporate action on the part of Metzler necessary to approve this Agreement and the Acquisition were taken; and (B) incumbency of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto; and

               (iii) Metzler shall have delivered to each of the Members the Registration Agreement, the Escrow Agreement, and the Consent, Indemnification and Noncompete Agreement.

          (e) No Prohibitions. No court or other governmental entity having jurisdiction over the Company or Metzler, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Acquisition or any of the transactions contemplated hereby illegal.

          (f) HSR Act. The applicable waiting period, if any, under the HSR Act shall have expired or been terminated.

          (g) Nasdaq listing. The shares of Metzler Common issuable pursuant to the Acquisition shall have been authorized for listing on the Nasdaq Stock Market, subject to notice of issuance.

     4.7. Tax Matters. Neither Metzler, Acquisition Sub nor any direct or indirect Subsidiary of Metzler shall take any action or agree to take any action that would prohibit or impair the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     4.9. ILLCA Election. The Company has made or shall make prior to Closing, a valid and effective election pursuant to Section 55-15 of ILLCA to be governed by the Amendatory Act of 1997 relating to the ILLCA.

                           5.  ADDITIONAL AGREEMENTS
                               ---------------------

     5.1. Post-Acquisition Covenants. The Parties agree as follows with respect to the period following the Merger Date:

          (a) General. In case at any time after the Merger Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents, and in the case of Metzler, using its reasonable efforts to cause the listing of the shares of Metzler Common issuable in the Acquisition on Nasdaq) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification with respect to such matter under Section 5.4).

          (b) Tax Matters. Metzler and the Company Managers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns of the Company and its Subsidiaries and any audit, litigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries or any Taxes incurred in connection with any of the transactions contemplated by this Agreement.

          (c) Indemnification of Managers and Officers. The Surviving Entity shall indemnify, defend, hold harmless and advance expenses to the individuals who are the Company Managers and officers of the Company as of the date of this Agreement to the same extent, if any, that such Managers and officers are indemnified under the terms of the Operating Agreement or otherwise in respect of any claims brought after the date of this Agreement relating to events occurring on or prior to the date of this Agreement. In the event the Surviving Entity or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Entity, as the case may be, honor the indemnification obligations set forth in this Section (it being understood that the amount of such indemnification and expenses shall constitute Metzler Indemnifiable Losses to the extent they relate to a breach of a representation or warranty by the Company).

                                6.  TERMINATION
                                    -----------

     6.1. Termination. This Agreement may be terminated at any time prior to the Effective Date (by written notice by the terminating party to the other party) only as follows:

          (a)  Consent.  By mutual written consent of Metzler and the Company;
or

          (b) Failure to Close. By either Metzler or the Company if the Closing shall not have occurred by September 1, 1998 (provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) Breach. By either party if a breach of any representation or warranty on the part of the other party set forth in this Agreement was inaccurate or untrue as of the time made or re-made, other than an inaccuracy or untruth which would not, individually or in the aggregate, result in a Material Adverse Effect on the breaching party; or

          (d)  Intentionally Omitted.

     6.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, there shall be no Liability or obligation on the part of Metzler, the Company, or their respective officers, directors, managers, stockholders, Members or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided, that the provisions of the confidentiality agreements contained or referred to herein shall remain in full force and effect and survive any termination of this Agreement.

                               7.  MISCELLANEOUS
                                   -------------

     7.1. Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party (for purposes hereof, Metzler and the Acquisition Sub shall be deemed one party and the Company and the Members collectively shall be deemed another Party); provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation, including, without limitation, any disclosures made necessary by Metzler's status as a public company (in which case the disclosing Party will advise the other Party prior to making the disclosure).

     7.2. No Third Party Beneficiaries. Except for Section 5.1(c), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     7.3. Entire Agreement. This Agreement (including the other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     7.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties. Notwithstanding the foregoing, Metzler may (i) cause the stock of the Company to be acquired by a wholly owned subsidiary of Metzler and/or (ii) merge the Company with or into a wholly-owned direct or indirect subsidiary of Metzler, in either case without affecting its rights hereunder; provided that any such actions shall not affect the tax treatment of the Acquisition.

     7.5. Survival. All of the representations and warranties of the Company and the Company Managers contained in Section 3.1 hereof (the "Company Representations"), shall survive the consummation of the Acquisition (regardless of any Knowledge or investigation of Metzler, Acquisition Sub or the Surviving Entity) and shall continue in full force and effect until April 30, 1999 (the "Survival Period"). All of the representations and warranties of Metzler contained in Section 3.2 (the "Metzler Representations") shall survive the consummation of the Acquisition (regardless of any Knowledge or investigation of the Members or the Company) and shall continue in full force and effect until the expiration of the Survival Period. All covenants (as opposed to representations and warranties) of the Parties in this Agreement shall survive the consummation of the Acquisition and shall continue in full force notwithstanding the expiration of the Survival Period.

     7.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and addressed to the intended recipient as set forth below or in the case of the Member on the signature pages hereto:

     If to the Company:                       With a Copy To:
     ------------------                       ---------------

     Peterson Consulting, L.L.C.              Sidley & Austin
     One Mid America Plaza                    One First National Plaza
     Suite 300                                Chicago, Illinois 60603
     Oakbrook Terrace, Illinois 60181         Attn:  Michael I Miller, Esq.
     Attn:  Marvin A. Tennenbaum              Fax:  (312) 853-7036
     Fax:  (630) 586-8500

     If to Metzler or Acquisition Sub:        Copy to:
     ---------------------------------        --------

     The Metzler Group, Inc.                  Barack Ferrazzano Kirschbaum
     615 North Wabash Avenue                  Perlman & Nagelberg
     Chicago, Illinois 60015                  333 West Wacker Drive, Suite 2700
     Attn:  General Counsel                   Chicago, Illinois  60606
     Fax:  (312) 573-5676                     Attn:  Michael J. Legamaro, Esq.
                                              Fax:  (312) 984-3150

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois, any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Each party hereto
(a) agrees that any suit, action or other legal proceeding relating hereto may be brought in state court sitting in the County of Cook, Illinois or the United States District Court for the Northern District of Illinois, as applicable; and
(b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection said party may have to the laying of venue in any such suit, action or proceeding in either such court; and (d) consents to service of process by U.S. mail.

     7.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Metzler, the Company and the Members. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

     7.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.11. Expenses. Each of Metzler and the Company will bear its own direct and indirect costs and expenses (including fees and expenses of legal counsel, investment bankers, brokers, accountants or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated. If the Acquisition is consummated, then expenses paid or accrued by the Company to effect the Acquisition shall be paid by the Company, except that Metzler shall pay such fees and expenses of each of (i) Donaldson, Lufkin and Jenrette Securities Corporation (not to exceed $3,000,000); (ii) $25,000 of the fees and expenses of Sidley & Austin; and (iii) the Company's independent auditors incurred in connection with the Company's participation in the Acquisition, which costs and expenses shall in no event include costs and expenses incurred in connection with the personal accounting and tax planning of individual Members.

     7.12. Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     7.13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     7.14. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


                           *     *     *     *     *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


METZLER:                            THE COMPANY:
-------                             -----------

THE METZLER GROUP, INC.,            PETERSON CONSULTING L.L.C.,
a Delaware corporation              an Illinois limited liability company


By:_______________________________  By:_________________________________
   Robert P. Maher, President and
   Chief Executive Officer



By:_______________________________  By:_________________________________
   Charles A. Demirjian, Secretary



ACQUISITION SUB:
---------------

MGI ACQUISITION II, L.L.C., an
Illinois limited liability company


By:_______________________________
   Robert P. Maher, President and
   Chief Executive Officer



By:_______________________________
   Charles A. Demirjian, Secretary



                   [Company Managers' Signature Page Follows]

                                 COMPANY MANAGERS:



                                 __________________________________________
                                 JAMES F. BEEDIE



                                 __________________________________________
                                 MARTHA WILKE MURRAY



                                 __________________________________________
                                 DOUGLAS A. REICHERT



                                 __________________________________________
                                 DAVID TORTORELLO



                                 __________________________________________
                                 EDWARD MUHL

                         List of Exhibits and Schedules
                         ------------------------------


     Exhibit A -  Operating Agreement of Acquisition Sub
     Exhibit B -  Form of Registration Agreement
     Exhibit C -  Consent, Indemnification and Noncompete Agreement

     Schedule 2.5   -  Additional Officers of Surviving Entity
     Schedule 2.6   -  Conversion of Securities


                          Index to Disclosure Schedule
                          ----------------------------

     Section 3.1(a) -  Organization, Qualification and Corporate Power
     Section 3.1(d) -  Capitalization
     Section 3.1(c) -  Consents
     Section 3.1(f) -  Financial Statements
     Section 3.1(g) -  Recent Events
     Section 3.1(h) -  Undisclosed Liabilities
     Section 3.1(j) -  Leased Real Property
     Section 3.1(k) -  Intellectual Property
     Section 3.1(l) -  Contracts
     Section 3.1(n) -  Bank Accounts
     Section 3.1(o) -  Litigation
     Section 3.1(p) -  Employment Matters
     Section 3.1(q) -  Employee Benefit Plans
     Section 3.1(r) -  Licenses, Permits and Approvals
     Section 3.1(u) -  Termination of Employment
     Section 3.1(v) -  Insurance
     Section 4.1(a) -  Conduct of Business
     Section 4.5(c) -  Absence of Certain Claims

                                   EXHIBIT A

                     OPERATING AGREEMENT OF ACQUISITION SUB
                     --------------------------------------

                                 See attached.

                                   EXHIBIT B

                         FORM OF REGISTRATION AGREEMENT
                         ------------------------------

                                 See attached.

                                   EXHIBIT C

                            CONSENT, INDEMNIFICATION
                            AND NONCOMPETE AGREEMENT
                            ------------------------

                                 See attached.

                                  SCHEDULE 2.5

                    ADDITIONAL OFFICERS OF SURVIVING ENTITY
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                                  SCHEDULE 2.6

                            CONVERSION OF SECURITIES
                            ------------------------

                                 See attached.